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                                                                  EXHIBIT (a)(5)


                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                                CYBERMEDIA, INC.
                                       AT

                              $9.50 NET PER SHARE
                                       BY
                           CYCLONE ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            NETWORK ASSOCIATES, INC.

            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
        NEW YORK CITY TIME, ON FRIDAY, AUGUST 28, 1998, UNLESS EXTENDED.

     This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing the Common Stock, $0.01 par value per share (collectively, the "Shares") of CyberMedia, Inc., a Delaware corporation (the "Company"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BankBoston, N.A. (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or United States mail, overnight mail or courier to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                                BANKBOSTON, N.A.

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           By Mail:                    By Overnight Delivery:                    By Hand:
     c/o Boston Equiserve               c/o Boston Equiserve          Securities Transfer & Reporting
   Corporate Reorganization           Corporate Reorganization                Services, Inc.
          Department                         Department                    55 Broadway-3rd Floor
         P.O. Box 8029                    150 Royall Street                    New York, NY
     Boston, MA 02266-8029               Mail Stop 45-01-40             Attention: Delivery Window
                                          Canton, MA 02021
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     By Facsimile Transmission:                  Confirm by Telephone:
  (For Eligible Institutions Only)                  (781) 575-3120
           (781) 575-2233

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Cyclone Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Networks Associates, Inc., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 3, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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Number of Shares:                                      Name(s) of Record Holder(s):

Certificate Numbers (if available):                    ------------------------------------------------

------------------------------------------------       ------------------------------------------------
                                                                    (Please Type or Print)
------------------------------------------------

Check the box below if Share(s) will be tendered       Address(es):
by book-entry transfer:                                ------------------------------------------------
[ ] The Depository Trust Company                       ------------------------------------------------

                                                       Area Code and Tel. No(s).:

Account No.:                                           Signature(s):

Date:                                                  ------------------------------------------------
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof.

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Name of Firm:
                                                   (AUTHORIZED SIGNATURE)
Address:                                           Name:
                                                   (PLEASE TYPE OR PRINT)
                                                   Title:
ZIP CODE
Area Code and Tel. No.:                            Dated:
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.